UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2025

Wesbanco, Inc.

(Exact name of Registrant as Specified in Its Charter)

West Virginia	001-39442	55-0571723
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (304) 234-9000

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $2.0833 Par Value	WSBC	NASDAQ Global Select Market
Depositary Shares (each representing 1/40th interest in a share of 6.75% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A)	WSBCP	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 28, 2025, Wesbanco, Inc., a West Virginia corporation (“Wesbanco”), completed its previously announced merger (the “Merger”) with Premier Financial Corp., an Ohio corporation (“Premier Financial”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 25, 2024, by and among Wesbanco, Wesbanco Bank, Inc., a West Virginia corporation and a wholly-owned subsidiary of Wesbanco (“Wesbanco Bank”), Premier Financial and Premier Bank, an Ohio corporation and a wholly-owned subsidiary of Premier Financial. At the effective time of the Merger (the “Effective Time”), Premier Financial merged with and into Wesbanco, with Wesbanco as the surviving corporation in the Merger. Pursuant to the terms of the Merger Agreement, each share of Premier Financial’s common stock, par value $0.01 per share (“Premier Financial Common Stock”), outstanding immediately prior to the Effective Time has been converted into the right to receive 0.80 of a share of common stock of Wesbanco (the “Merger Consideration”), $2.0833 par value per share (the “Wesbanco Common Stock”), with cash to be paid in lieu of fractional shares. Each share of Wesbanco Common Stock outstanding immediately prior to the Effective Time remained outstanding and was unaffected by the Merger.

At the Effective Time, each stock option (or portion thereof) granted by Premier Financial to purchase shares of Premier Financial Common Stock under Premier Financial’s stock compensation and stock based incentive plans, whether vested or unvested, that was outstanding and unexercised immediately prior to the Effective Time generally became, without any further action on the part of Wesbanco, Premier Financial or the holder thereof, cancelled and terminated and converted into the right to receive an amount of cash in respect of each Net Option Share (as defined below) subject to such option equal to the product of (i) 0.80 and (ii) the volume weighted average trading price of Wesbanco Common Stock on the Nasdaq Global Select Market for the 20-trading day period ending on February 12, 2025 (the “Average Closing Price”). The amount payable to any holder of a Premier Financial stock option will be reduced by any applicable tax withholding. For the avoidance of doubt, except as contemplated otherwise by the Merger Agreement, each outstanding Premier Financial stock option with an exercise price per share that was in excess of the Average Closing Price was cancelled and extinguished at the Effective Time without any present or future right to receive any portion of the Merger Consideration or any other payment. For purposes hereof, a “Net Option Share” means, with respect to a Premier Financial stock option, the quotient of (i) the product of (A) the excess, if any, of the Average Closing Price over the exercise price per share of such Premier Financial stock option multiplied by (B) the number of shares of Premier Financial common stock subject to such stock option, divided by (ii) the Average Closing Price.

Immediately prior to the Effective Time, each award in respect of a share of Premier Financial Common Stock subject to time-based vesting or other time-based lapse restriction granted under Premier Financial’s stock compensation and stock based incentive plans, other than stock options described above, that was unvested and outstanding immediately prior to the Effective Time fully vested and was cancelled and converted automatically into the right to receive the Merger Consideration in respect of each share of Premier Financial Common Stock underlying such restricted stock award, less applicable tax withholdings.

Immediately prior to the Effective Time, each performance-based equity award in respect of shares of Premier Financial Common Stock granted under Premier Financial’s stock compensation and stock based incentive plans, other than stock options described above, that was unvested and outstanding at such time fully vested (with any performance-based vesting condition applicable to such performance award deemed to have been met at target or as otherwise provided in the Merger Agreement) and was cancelled and converted automatically into the right to receive the Merger Consideration in respect of each share of Premier Financial Common Stock underlying such performance award, less applicable tax withholdings.

Immediately following the Merger, Premier Financial’s wholly-owned subsidiary, Premier Bank, merged with and into Wesbanco’s wholly-owned subsidiary, Wesbanco Bank (the “Bank Merger”), with Wesbanco Bank as the surviving bank in the Bank Merger.

The foregoing description of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the Effective Time, Zahid Afzal, Louis M. Altman, John L. Bookmyer and Lee J. Burdman, formerly directors of Premier Financial, were appointed to the Wesbanco board of directors. In connection with their service, Messrs. Afzal, Altman, Bookmyer and Burdman will receive compensation under Wesbanco’s standard director compensation program. Wesbanco’s director compensation program was most recently described in Wesbanco’s Definitive Proxy Statement for its 2024 Annual Meeting of Shareholders, filed with the U.S. Securities and Exchange Commission on March 13, 2024.

It is contemplated that each of Messrs. Afzal, Altman, Bookmyer and Burdman may serve on certain committees of Wesbanco’s board of directors, subject to applicable director independence requirements, but no such committee appointments have been made at this time.

Other than as provided for in the Merger Agreement, there are no arrangements or understandings between Messrs. Afzal, Altman, Bookmyer and Burdman and any other person pursuant to which these directors were selected as directors.

Since the beginning of the last fiscal year, there have been no related party transactions between Wesbanco and Messrs. Afzal, Altman, Bookmyer and Burdman that would be reportable under Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On February 28, 2025, Wesbanco issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Financial statements of the business acquired will be filed by amendment to this Current Report on Form 8-K (this “Report”) no later than 71 days following the date that this Report is required to be filed.

(b)	Pro Forma Financial Information.

Pro forma financial information will be filed by amendment to this Report no later than 71 days following the date that this Report is required to be filed.

(d) Exhibits:

2.1	Agreement and Plan of Merger, dated July 25, 2024, by and among Wesbanco, Inc., Wesbanco Bank, Inc., Premier Financial Corp. and Premier Bank (incorporated by reference to Exhibit 2.1 of the Form 8-K filed by the Registrant with the Securities and Exchange Commission on July 26, 2024).

99.1	Press Release issued by Wesbanco, Inc., dated February 28, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wesbanco, Inc.
(Registrant)

Date: March 3, 2025	/s/ Daniel K. Weiss, Jr.
Daniel K. Weiss, Jr.
Senior Executive Vice President and Chief Financial Officer